UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2009

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 542-8600

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On August 26, 2009, Applied Micro Circuits Corporation (the “Company”) dismissed Ernst & Young, LLP (“EY”) as its independent auditors, upon recommendation and approval of the Audit Committee of the Company’s Board of Directors.

The audit reports issued by EY for the past two fiscal years did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principle. In connection with the audits of the Company’s financial statements for each of the fiscal years ended March 31, 2008 and March 31, 2009 and the subsequent interim period through August 26, 2009, there were no disagreements between the Company and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference thereto in its report on the Company’s financial statements for such years.

On August 21, 2009, the Audit Committee of the Company’s Board of Directors approved the engagement of KPMG, LLP (“KPMG”) to audit the Company’s financial statements as of and for the fiscal year ending March 31, 2010. KPMG was formally engaged by the Company on September 1, 2009.

During the Company’s two most recent fiscal years ended March 31, 2008 and March 31, 2009 and through August 26, 2009, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Company has requested that EY furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter, dated August 31, 2009, is attached as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter dated August 31, 2009 from Ernst & Young, LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: September 1, 2009	By:	/s/ Robert G. Gargus
Robert G. Gargus
Senior Vice President and Chief Financial Officer